                                                                   Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                    Fidelity National Financial Ventures,
                                        LLC

Address of Joint Filer:                 c/o Fidelity National Financial, Inc.
                                        601 Riverside Avenue
                                        Jacksonville, Florida  32204

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or
Trading Symbol:                         Remy International, Inc. [REMY]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                       12/31/2014

Designated Filer:                       Fidelity National Financial, Inc.

Name of Joint Filer:                    New Remy Corp.

Address of Joint Filer:                 c/o Fidelity National Financial, Inc.
                                        601 Riverside Avenue
                                        Jacksonville, Florida  32204

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or
Trading Symbol:                         Remy International, Inc. [REMY]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                       12/31/2014

Designated Filer:                       Fidelity National Financial, Inc.